SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K/A
                               (Amendment No. 1)

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  September 3, 1996



                         Seafield Capital Corporation
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
     -----------------------------------------------------------------
     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     2600 Grand Ave.  Suite 500
     P. O. Box 410949
     Kansas City,  MO                                        64141
     -----------------------------------------------------------------
     (Address of principal executive offices)              (Zip code)


                               (816)  842-7000
     -----------------------------------------------------------------
            (Registrant's telephone number, including area code)





Item 2. Acquisition or Disposition of Assets.

     On September 18, 1996, the Registrant filed a Current Report on Form 8-K dated September 3, 1996 reporting the consummation of the acquisition by its 55% owned subsidiary, Response Oncology, Inc. (Response), of Rosenberg & Kalman, M.D., P.A. (the Tamarac Practice).

The Registrant hereby files amendment No. 1 to the previously filed Form 8-K to provide the audited financial statements of Rosenberg & Kalman, M.D., P.A. and the Registrant's pro forma financial information.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements
          Audited Balance Sheet, Statement of Income, Statement of Shareholders' Equity and the Statement of Cash Flows, including footnotes, as of and for the year ended December 31, 1995 for Rosenberg and Kalman, M.D., P.A.

     (b)  Pro Forma Financial Information
          Pro Forma Consolidated Balance Sheet for Seafield Capital Corporation (Seafield) and the Tamarac practice as of June 30, 1996 and Pro Forma Consolidated Statements of Operations for Seafield and the Tamarac practice for the six months ended June 30, 1996 and the year ended December 31, 1995.

     (c)  Exhibits
          10(a) Form of the Stock Purchase Agreement among Response Oncology, Inc., Alfred M. Kalman, M.D. and Abraham Rosenberg, M.D. dated as of September 1, 1996 (filed as Exhibit 10(a) to Registrant's Form 8-K dated September 3, 1996 and incorporated herein by reference).

          10(b) Form of the Service Agreement among Response Oncology, Inc., Rosenberg & Kalman, M.D., P.A., R&K, M.D., P.A. and Stockholders of R&K, M.D., P.A. dated as of September 1, 1996. (filed as Exhibit 10(b) to Registrant's Form 8-K dated September 3, 1996 and incorporated herein by reference).




                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Rosenberg and Kalman, M.D., P.A.:

     We have audited the accompanying balance sheet of Rosenberg and Kalman, M.D., P.A. as of December 31, 1995, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rosenberg and Kalman, M.D., P.A. as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Miami, Florida
June 7, 1996



                        ROSENBERG AND KALMAN, M.D., P.A.

                                 BALANCE SHEETS

                                                                       DECEMBER 31,    MARCH 31,
                                                                           1995          1996
                                                                       ------------   -----------
                                                                                      (UNAUDITED)
ASSETS
Current assets:
  Cash...............................................................    $    744     $    37,506
  Accounts receivable, net of allowance for contractual adjustments and uncollectible amounts of $534,000 and $320,000 in 1995 and
     in 1996 (unaudited), respectively...............................     536,069         763,137
  Supplies...........................................................     122,701          97,621
  Prepaid expenses...................................................      42,058          43,455
                                                                       ------------   -----------
          Total current assets.......................................     701,572         941,719
                                                                       ------------   -----------
Furniture and equipment:
  Furniture and fixtures.............................................     183,097         183,097
  Medical equipment..................................................      78,460          78,460
  Transportation equipment...........................................      35,841          35,841
                                                                       ------------   -----------
                                                                          297,398         297,398
  Less accumulated depreciation......................................     219,920         225,182
                                                                       ------------   -----------
     Net furniture and equipment.....................................      77,478          72,216
Deferred income taxes................................................      10,188              --
Other assets.........................................................       7,049           7,049
                                                                       ------------   -----------
                                                                         $796,287     $ 1,020,984
                                                                       ==========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses..............................    $671,076     $   280,084
  Accrued employee compensation......................................      25,222          15,218
  Current portion of long-term debt..................................       9,990          10,364
  Income taxes payable...............................................          --           8,783
                                                                       ------------   -----------
          Total current liabilities..................................     706,288         314,449
                                                                       ------------   -----------
Long-term debt.......................................................      19,981          18,138
Deferred income taxes................................................          --         226,243
Stockholders' equity:
  Common stock, $1 par value. Authorized 1,000 shares; issued and
     outstanding 100 shares..........................................         100             100
  Retained earnings..................................................      69,918         462,054
                                                                       ------------   -----------
          Total stockholders' equity.................................      70,018         462,154
Commitments and contingencies
                                                                       ------------   -----------
                                                                         $796,287     $ 1,020,984
                                                                       ==========       =========

                See accompanying notes to financial statements.



                        ROSENBERG AND KALMAN, M.D., P.A.

                            STATEMENTS OF OPERATIONS

                                                                                        FOR THE
                                                                                      THREE-MONTH
                                                                        YEAR ENDED    PERIOD ENDED
                                                                       DECEMBER 31,    MARCH 31,
                                                                           1995           1996
                                                                       ------------   ------------
                                                                                      (UNAUDITED)
Net patient service revenue..........................................   $4,196,802     $ 1,298,572
Expenses:
  Operating..........................................................    4,160,583         582,302
  Depreciation.......................................................       22,807           5,262
  Other..............................................................      330,794          73,658
                                                                       ------------   ------------
                                                                         4,514,184         661,222
                                                                       ------------   ------------
          Income (loss) before income taxes..........................     (317,382)        637,350
Income tax provision (benefit).......................................     (113,092)        245,214
                                                                       ------------   ------------
          Net income (loss)..........................................   $ (204,290)    $   392,136
                                                                        ==========       =========

                See accompanying notes to financial statements.



                        ROSENBERG AND KALMAN, M.D., P.A.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                         TOTAL
                                                                COMMON   RETAINED    STOCKHOLDERS'
                                                                STOCK    EARNINGS       EQUITY
                                                                ------   ---------   -------------
Balances, December 31, 1994...................................   $100    $ 274,208     $ 274,308
          Net loss............................................     --     (204,290)     (204,290)
                                                                ------   ---------   -------------
Balances, December 31, 1995...................................    100       69,918        70,018
          Net income (unaudited)..............................     --      392,136       392,136
                                                                ------   ---------   -------------
Balances, March 31, 1996 (unaudited)..........................   $100    $ 462,054     $ 462,154
                                                                ======   =========     =========

                See accompanying notes to financial statements.



                        ROSENBERG AND KALMAN, M.D., P.A.

                            STATEMENTS OF CASH FLOWS

                                                                                         FOR THE
                                                                                       THREE-MONTH
                                                                         YEAR ENDED    PERIOD ENDED
                                                                        DECEMBER 31,    MARCH 31,
                                                                            1995           1996
                                                                        ------------   ------------
                                                                                       (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)...................................................   $ (204,290)    $  392,136
  Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation.....................................................       22,807          5,262
     Loss on disposition of operating asset...........................       10,372             --
     Deferred income taxes............................................     (130,340)       236,431
     Changes in operating assets and liabilities:
       Accounts receivable, net.......................................     (152,152)      (227,068)
       Supplies.......................................................       (3,197)        25,080
       Prepaid expenses...............................................      (13,069)        (1,397)
       Accounts payable and accrued expenses..........................      473,217       (390,992)
       Income tax payable.............................................           --          8,783
       Accrued employee compensation..................................        3,906        (10,004)
                                                                        ------------   ------------
          Net cash provided by operating activities...................        7,254         38,231
                                                                        ------------   ------------
Cash flows from investing activities:
  Expenditures for furniture and equipment............................       (5,870)            --
  Proceeds from sale of investments...................................        2,282             --
                                                                        ------------   ------------
          Net cash used in investing activities.......................       (3,588)            --
                                                                        ------------   ------------
Cash flows from financing activity:
  Repayment of debt...................................................       (6,189)        (1,469)
                                                                        ------------   ------------
          Net cash used in financing activity.........................       (6,189)        (1,469)
                                                                        ------------   ------------
          Net increase (decrease) in cash.............................       (2,523)        36,762
Cash at beginning of period...........................................        3,267            744
                                                                        ------------   ------------
Cash at end of period.................................................   $      744     $   37,506
                                                                         ==========      =========
Supplemental disclosure of cash flow information:
  Cash payments for interest..........................................   $    3,203     $      430
                                                                         ==========      =========
  Cash payments for taxes.............................................   $   34,635     $    1,954
                                                                         ==========      =========
Supplemental schedule of noncash investing and financing activities:
  Acquisition of automobile...........................................   $   35,841     $       --
                                                                         ==========      =========
  Borrowings incurred in connection with acquisition of automobile....   $   29,971     $       --
                                                                         ==========      =========

                See accompanying notes to financial statements.



                        ROSENBERG AND KALMAN, M.D., P.A.

                         NOTES TO FINANCIAL STATEMENTS

UNAUDITED INTERIM FINANCIAL INFORMATION

     The balance sheet as of March 31, 1996 and the related statements of operations, shareholders' equity and cash flows for the three-month period ended March 31, 1996 (1996 interim financial information) have been prepared by Rosenberg and Kalman, M.D., P.A. (the "Company") and are unaudited. In the opinion of the Company, the 1996 interim financial information includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results of the 1996 interim period.

     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from the 1996 interim financial information. The 1996 interim financial information should be read in conjunction with the Company's December 31, 1995 audited financial statements appearing herein. The results for the three months ended March 31, 1996 may not be indicative of operating results for the full year.

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

  (a) Description of Business

     The Company was incorporated on November 24, 1982 in the state of Florida. The Company is a medical group practice whose physicians specialize in providing services to patients with cancer.

  (b) Net Revenue

     Net revenue primarily consists of charges for patient services rendered by the physicians based on established billing rates less allowance and discounts for patients covered by contractual programs. Payments received under these programs, which are generally based on predetermined rates, are generally less than the established billing rates, and the differences are recorded as contractual allowances or policy discounts. Net patient service revenue is net of contractual adjustments and policy discounts of approximately $1,100,000 for the year ended December 31, 1995 and $242,000 for the three-month period ended March 31, 1996 (unaudited).

  (c) Accounts Receivable

     Accounts receivable consists primarily of receivables from patients and third-party payors. In the normal course of providing health care services, the Company grants credit to patients, substantially all of whom are residents of the South Florida area. The Company does not generally require collateral or other security in extending credit to patients; however, it routinely obtains assignments of (or is otherwise entitled to receive) patients' benefits payable under their health insurance programs, plans or policies (such as, Medicare, Medicaid, health maintenance organizations, preferred provider organizations and commercial insurance policies).

     The majority of the Company's net revenue and receivables is from third-party payment programs. At December 31, 1995, approximately 97 percent of total revenue and receivables consists of amounts from Medicare (26 percent), various commercial plans (37 percent) and private pay patients (34 percent).

  (d) Supplies

     Supplies consist of pharmaceuticals and medications which are stated at the lower of cost or market on a first-in, first-out basis.



                        ROSENBERG AND KALMAN, M.D., P.A.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

  (e) Property and Equipment

     Property and equipment are stated at cost. Depreciation for equipment is calculated using the straight-line method over the estimated useful lives of the assets, as follows:

                                                                           ESTIMATED
                                                                          USEFUL LIVES
                                                                          ------------
          Office equipment..............................................      7 years
          Medical equipment.............................................    5-7 years
          Transportation equipment......................................      5 years

  (f) Income Taxes

     The Company accounts for income taxes under the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Statement 109 requires the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  (g) Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(2) FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of patients' accounts receivable, investments, accounts payable, notes payable, accrued expenses and accrued employee compensation approximate fair value because of the short maturity of these instruments.

(3) EMPLOYEE BENEFIT PLANS

     The Company has a Qualified Pension and Profit Sharing Plan (the "Plan"), which covers substantially all employees. Employees who complete one year of service and attain age 21 may participate in the Plan. The Company's contributions to the Plan are discretionary and include separate components for annual profit-sharing and retirement benefits. For the year ended December 31, 1995 and the three-month period ended March 31, 1996 (unaudited), the Company did not make any contributions to the Plan.



                        ROSENBERG AND KALMAN, M.D., P.A.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

(4) DEBT

     Long-term obligation consists of the following:

                                                                    DECEMBER 31,    MARCH 31,
                                                                        1995          1996
                                                                    ------------   -----------
                                                                                   (UNAUDITED)
    Chase Automotive Finance interest is fixed at 8.5% per annum, due in monthly installments including interest, due December
      27, 1998....................................................    $ 29,971      $  28,502
    Less current portion..........................................      (9,990)       (10,364)
                                                                    ------------   -----------
                                                                      $ 19,981      $  18,138
                                                                    ==========      =========

(5) INCOME TAXES

     Income tax (benefit) expense for the year ended December 31, 1995 and the three-month period ended March 31, 1996 is as follows:

                                                                    DECEMBER 31,    MARCH 31,
                                                                        1995          1996
                                                                    ------------   -----------
                                                                                   (UNAUDITED)
    Current:
      Federal.....................................................   $   15,294     $   7,780
      State.......................................................        1,954         1,003
                                                                    ------------   -----------
                                                                         17,248         8,783
                                                                    ------------   -----------
    Deferred:
      Federal.....................................................     (118,276)      203,216
      State.......................................................      (12,064)       33,215
                                                                    ------------   -----------
                                                                        130,340       236,431
                                                                    ------------   -----------
                                                                     $ (113,092)    $ 245,214
                                                                     ==========     =========

     The tax effects of temporary differences that give rise to a significant portion of the deferred tax assets and deferred tax liabilities at December 31, 1995 and March 31, 1996 are as follows:

                                                                    DECEMBER 31,    MARCH 31,
                                                                        1995          1996
                                                                    ------------   -----------
                                                                                   (UNAUDITED)
    Deferred tax assets:
      Revenue and expenses recognized for financial reporting
         purposes in a different period than for income tax
         purposes.................................................    $ 10,188      $      --
                                                                    ------------   -----------
    Deferred tax liabilities:
      Revenue and expenses recognized for financial reporting
         purposes in a different period than for income tax
         purposes.................................................          --       (226,243)
                                                                    ------------   -----------
              Net deferred tax assets (liabilities)...............    $ 10,188      $(226,243)
                                                                    ==========      =========



                        ROSENBERG AND KALMAN, M.D., P.A.

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     A reconciliation of the effective income tax rate is as follows:

                                                                    DECEMBER 31,    MARCH 31,
                                                                        1995          1996
                                                                    ------------   -----------
                                                                                   (UNAUDITED)
    Computed "expected" tax expense (benefit).....................      (35.00)%       35.00%
    State income tax, net of federal benefit......................       (3.57)         3.47
    Permanent adjustments.........................................        2.94            --
                                                                    ------------   -----------
                                                                        (35.63)%       38.47%
                                                                    ==========     =========

(6) COMMITMENTS AND CONTINGENCIES

  (a) Leases

     The Company leases its operating facilities and certain transportation equipment on a month-to-month basis.

     Total rental expense for operating leases was $68,194 for the year ended December 31, 1995 and $14,813 for the three-month period ended March 31, 1996.

  (b) Medical Malpractice and Professional Liability Insurance

     The Company maintains professional liability insurance on a claims-made basis at $500,000 per claim and $1,500,000 in the aggregate. Incidents and claims reported during the policy period are anticipated to be covered by the malpractice carrier.

     At December 31, 1995, there are no asserted claims against the Company, nor has the Company identified any incident which may have occurred but has yet to be identified under its incident-reporting system. Accordingly, the Company has made no accruals at December 31, 1995 and March 31, 1996 (unaudited) for claims incurred but not reported.



SEAFIELD CAPITAL CORPORATION AND SUBSIDIARIES
Unaudited Pro Forma Consolidated Financial Information
Basis of Presentation

The accompanying pro forma consolidated balance sheet as of June 30,1996 and the related pro forma consolidated statements of operations for the year ended December 31, 1995 and the six months ended June 30, 1996 give effect to the acquisitions by Response Oncology, Inc.(Response), a 55% owned subsidiary of Seafield Capital Corporation (Seafield), of Rosenberg & Kalman, M.D., P.A. (the Tamarac Practice), Rymer, Zaravinos & Faig, M.D., P.A. (d/b/a/ Southeast Florida Hematology Oncology Group, P.A.) (Fort Lauderdale practice), Jeffrey L. Paonessa, M.D., P.A. (Paonessa), Knoxville Hematology Oncology Associates
(KHOA) and Oncology Hematology Group of South Florida, P.A. (OHGSF), (collectively referred to as the "Groups") as if the acquisitions of the Groups had occurred on January 1, 1995. The pro forma information is based on the historical audited financial statements of Seafield and the Groups, giving effect to the acquisitions under the purchase method of accounting, and the assumptions and adjustments described in the accompanying notes to the pro forma consolidated financial information.

The pro forma statements have been prepared by Seafield's management based on the audited financial statements of the Groups. These pro forma statements may not be indicative of the results that would have occurred if the acquisitions had been in effect on the dates indicated or which may be obtained in the future. The pro forma statements do not reflect the effect of expense reductions and other operational changes, which, in the opinion of Response, is likely to result in profitable operations for the Groups. The pro forma financial statements should be read in conjunction with the consolidated financial statements and notes of Seafield.



SEAFIELD CAPITAL CORPORATION AND SUBSIDIARIES
Pro Forma Consolidated Balance Sheet
June 30, 1996
(Unaudited)

                                        Historical     Previous     Pro forma                Tamarac     Pro Forma      Total
                                          Company    Acquisitions   Adjustments    Subtotal  Practice    Adjustments   Pro Forma
                                        ----------------------------------------------------------------------------------------
                                                                                    (in thousands)
ASSETS
 Current assets:
  Cash and cash equivalents           $    6,274          36             (36)        6,274        41          (41)       6,274
  Short-term investments                  65,752                                    65,752                              65,752
  Accounts and notes receivable           28,911         625             135        29,671       722          228       30,621
  Current income tax receivable            5,407                                     5,407                               5,407
  Deferred income taxes                    1,130         (69)             69         1,130                               1,130
  Other current assets                    11,040         179             (74)       11,145       150          (24)      11,271
                                         -------------------------------------------------------------------------------------
    Total current assets                 118,514         771              94       119,379       913          163      120,455
 Property, plant and equipment            22,256                          19        22,275        82          (33)      22,324
 Investments:
  Securities                               7,220                                     7,220                               7,220
  Oil and gas                              2,453                                     2,453                               2,453
 Intangible assets                        61,429                      11,234        72,663                 15,685       88,348
 Other assets                                975                                       975        19          (19)         975
 Net assets of discontinued real
  estate operations                       37,648                                    37,648                              37,648
                                         -------------------------------------------------------------------------------------
                                      $  250,495         771          11,347       262,613     1,014       15,796      279,423
                                         =====================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
  Accounts payable                    $    7,277         394            (197)        7,474       366            4        7,844
  Notes payable                              636         250            (250)          636        10          (10)         636
  Other current liabilities                7,899                                     7,899        10          469        8,378
                                         -------------------------------------------------------------------------------------
   Total current liabilities              15,812         644            (447)       16,009       386          463       16,858
 Notes payable                            23,378                       6,443        29,821        17        9,983       39,821
 Deferred income taxes                     2,851                       4,299         7,150                  5,961       13,111
 Other liabilities                         2,440                                     2,440                               2,440
                                         -------------------------------------------------------------------------------------
  Total liabilities                       44,481         644          10,295        55,420       403       16,407       72,230
                                         -------------------------------------------------------------------------------------
 Minority interests                       23,033                       1,179        24,212                              24,212
                                         -------------------------------------------------------------------------------------
 Stockholders' equity:
  Preferred stock of $1 par value.
   Authorized 3,000,000 shares;
   none issued                               --                                        --                                  --
  Common stock of $1 par value.
   Authorized 24,000,000 shares;
   issued 7,500,000 shares                 7,500           1              (1)        7,500                               7,500
  Paid-in capital                          1,763                                     1,763                               1,763
  Equity adjustment from foreign            (466)                                     (466)                               (466)
   currency translation
  Retained earnings                      204,287         126            (126)      204,287       611         (611)     204,287
                                         -------------------------------------------------------------------------------------
                                         213,084         127            (127)      213,084       611         (611)     213,084
  Less:
   Cost of 1,017,924 shares
     of treasury stk                      30,103                                    30,103                              30,103
                                         -------------------------------------------------------------------------------------
    Total stockholders' equity           182,981         127            (127)      182,981       611         (611)     182,981
                                         -------------------------------------------------------------------------------------
                                      $  250,495         771          11,347       262,613     1,014       15,796      279,423
                                         =====================================================================================


See accompanying notes to pro forma consolidated financial information.



SEAFIELD CAPITAL CORPORATION AND SUBSIDIARIES
Pro Forma Consolidated Statements of Operations
Six months ended June 30, 1996
(Unaudited)

                                   Historical   Previous      Pro Forma                 Tamarac      Pro Forma       Total
                                    Company   Acquisitions   Adjustments    Subtotal    Practice    Adjustments   Pro Forma
                                   -----------------------------------------------------------------------------------------
                                                                         (in thousands)
REVENUES
  Healthcare services            $   31,981       8,741        (3,167)a,b     37,555       2,191        (646) a,b    39,100
  Insurance services                 24,505                                   24,505                                 24,505
  Other                               1,086                                    1,086                                  1,086
                                    ---------------------------------------------------------------------------------------
    Total revenues                   57,572       8,741        (3,167)        63,146       2,191        (646)        64,691

COSTS AND EXPENSES
  Healthcare services                28,419       6,077        (1,545)a,d     32,951       1,650        (516) a,d    34,085
  Insurance services                 10,864                                   10,864                                 10,864
  Other                               1,241                                    1,241                                  1,241
  Selling, general, administrative   17,431                                   17,431                                 17,431
                                    ---------------------------------------------------------------------------------------
Earnings (loss) from operations        (383)      2,664        (1,622)           659         541        (130)         1,070
  Investment income - net             2,415                                    2,415                                  2,415
  Interest expense                     (471)        (32)         (397) c        (900)                   (333) c      (1,233)
  Other income/(loss)                   247          79           (79)           247                                    247
                                    ---------------------------------------------------------------------------------------
Earnings before income taxes          1,808       2,711        (2,098)         2,421         541        (463)         2,499
  Income taxes                          891                                      891                                    891
                                    ---------------------------------------------------------------------------------------
Earnings before minority interest       917       2,711        (2,098)         1,530         541        (463)         1,608
  Minority interest                     845                                      845                                    845
                                    ---------------------------------------------------------------------------------------
NET EARNINGS (LOSS)              $       72       2,711        (2,098)           685         541        (463)           763
                                    =======================================================================================


See accompanying notes to pro forma consolidated financial information. SEAFIELD CAPITAL CORPORATION AND SUBSIDIARIES
Pro Forma Consolidated Statements of Operations
Twelve Months ended December 31, 1995
(Unaudited)

                                   Historical   Previous      Pro Forma                 Tamarac      Pro Forma       Total
                                    Company   Acquisitions   Adjustments    Subtotal    Practice     Adjustments   Pro Forma
                                   -----------------------------------------------------------------------------------------
                                                                         (in thousands)
REVENUES
  Healthcare services            $   56,410      27,550        (9,306)a,b     74,654       4,197      (1,238)a,b     77,613
  Insurance services                 55,862                                   55,862                                 55,862
  Other                               7,272                                    7,272                                  7,272
                                    ---------------------------------------------------------------------------------------
    Total revenues                  119,544      27,550        (9,306)       137,788       4,197      (1,238)       140,747

COSTS AND EXPENSES
  Healthcare services                52,838      21,242        (4,860)a,d     69,220       4,514      (1,929)a,d     71,805
  Insurance services                 23,598                                   23,598                                 23,598
  Other                               6,357                                    6,357                                  6,357
  Selling, general, administrative   42,300                                   42,300                                 42,300
                                    ---------------------------------------------------------------------------------------
Earnings (loss) from operations      (5,549)      6,308        (4,446)        (3,687)       (317)        691         (3,313)
  Investment income - net             4,401                                    4,401                                  4,401
  Interest expense                     (124)       (269)       (1,929) c      (2,322)                   (665)        (2,987)
  Other income/(loss)                (4,564)        352          (352)        (4,564)                                (4,564)
                                    ---------------------------------------------------------------------------------------
Earnings (loss) before income taxes  (5,836)      6,391        (6,727)        (6,172)       (317)         26         (6,463)
  Income taxes                       (6,563)        262          (262) e      (6,563)       (113)        113         (6,563)
                                    ---------------------------------------------------------------------------------------
Earnings before minority interest       727       6,129        (6,465)           391        (204)        (87)           100
  Minority interest                   1,475                                    1,475                                  1,475
                                    ---------------------------------------------------------------------------------------
EARNINGS (LOSS) FROM
  CONTINUING OPERATIONS          $     (748)      6,129        (6,465)        (1,084)       (204)        (87)        (1,375)
                                    =======================================================================================


See accompanying notes to pro forma consolidated financial information.



SEAFIELD CAPITAL CORPORATION AND SUBSIDIARIES
Notes to Pro Forma Consolidated Financial Information


The accompanying pro forma consolidated financial information presents the pro forma financial condition of Seafield Capital Corporation and subsidiaries (Seafield) as of June 30, 1996 and the results of their operations for the year ended December 31, 1995 and the six months ended June 30, 1996.

On September 3, 1996, Seafield's 55% owned subsidiary, Response Oncology, Inc. (Response), acquired from unaffiliated individual sellers 100% of the issued and outstanding common stock of Rosenberg & Kalman, M.D., P.A. (the Tamarac Practice).

The accompanying pro forma consolidated balance sheet includes the acquired assets, assumed liabilities and effects of financing as if the Tamarac practice had been acquired on June 30, 1996. The accompanying pro forma consolidated statements of operations reflect the pro forma results of operations, as adjusted, as if all acquisition practices held by Response had been acquired on January 1, 1995.


PRO FORMA CONSOLIDATED BALANCE SHEET

The adjustments reflected in the pro forma consolidated balance sheet are to reflect the fair values of assets acquired and liabilities assumed in connection with the acquisition of the Tamarac practice, to reflect the issuance of long-term debt and cash payment to complete the acquisition; and to reflect the recording of management service agreements acquired.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

The adjustments reflected in the pro forma consolidated statements of operations are as follows:

(a) To eliminate certain revenues and expenses that would not constitute revenue to Response or be the responsibility of Response pursuant to the service agreements.

(b) To accrue net revenue resulting from service agreements related to the acquisition of the practices. Amounts were calculated based upon actual operating results for the period, as adjusted, under the terms of the related service agreements.

(c) To reflect interest on the long-term debt issued. Interest was calculated at the annual rates ranging from 5% to 9.5%.

(d) To record amortization of the intangible asset related to the service agreements. The assets are amortized over the service agreement period (40 years).

(e) To remove the effect of federal income taxes as Response would have utilized tax net operating loss carryforwards to fully offset the acquired practice's 1995 taxable income.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  November 13, 1996              By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Accounting
                                               Officer and Secretary